UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               December 18, 1998
                        -------------------------------

                Date of Report (Date of Earliest Event Reported)


                           Greater China Corporation
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                (Name of Registrant as specified in its charter)


Delaware                        22-3057451                       0-15937
--------------                  ----------                       --------
(State or other                 (IRS Employer)                (Commission File
jurisdiction of                 Identification No)               Number)
incorporation or
organization



                              27 East 61st Street
                                  Third floor
                               New York, NY 10021
                            ------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (212) 935-0561
                                             -------------------------


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                           Greater China Corporation

                                    Form 8-K

ITEM 5 - Other Events

      As of December 18, 1998, by unanimous written consent of the Board of Directors of Greater China Corporation, a Delaware corporation (the "Corporation"), and by the written consent of 13,030,073 shares of the Corporation's Common Stock, par value $0.02 per share (the "Common Stock") representing 53% of the issued and outstanding shares of Common Stock, the Corporation has resolved to amend the Certificate of Incorporation to increase the authorized capitalization of the Corporation to 100,000,000 shares of Common Stock, $0.02 par value and 1,000,000 shares of Preferred stock, $0.02 par value (the "Preferred Stock") from 25,000,000 shares of Common Stock and no shares of Preferred Stock.

ITEM 8 - Change in Fiscal Year

      At a special meeting of the Board of Directors of Greater China Corporation (the "Corporation") held on December 18, 1998, the Board of the Corporation, by unanimous written consent, has changed the fiscal year end of the Corporation to December 31. The Board determined that it was in the best interest of the Corporation to change its fiscal year end to facilitate its annual SEC filings and to maintain consistency with its operating subsidiary in China that is mandated to have a December 31 year end. The Corporation intends to file a transition report for the transition period from April 1, 1998 to December 31, 1998 either on Form 10-KSB or Form 10-QSB, pursuant to Rule 15d-10 promulgated under the Securities Exchange Act of 1934, as amended.

Item 7 - Financial Statements and Exhibits

(c)  3.1  Form of Certificate of Amendment to Certificate of Incorporation





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                           Greater China Corporation

                                    Form 8-K

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                             GREATER CHINA CORPORATION




Dated: December 18,1998                       By:  /s/ Peter R. Barker
                                             ---------------------------
                                             Peter R. Barker
                                             Executive Vice President